CREST

Evaluation of Reserves
Attributable to
Torchlight Energy Resources Inc.
In the
Marcelina Field Unit in Wilson County, Texas

As of January 1, 2016

Prepared on behalf of
Roger Wurtele
Torchlight Energy Resources Inc.
Plano, TX

321 W. Houston St.
Tyler, Texas 75702
(903) 253-0452
fax (903) 642-0055

March 14, 2016

Mr. Roger Wurtele
Torchlight Energy Resources, Inc.
5700 W. Plano Pkwy #3600
Plano, Texas 75093

Re: Evaluation of Proved Reserves attributable to Torchlight Energy Resources, Inc. in the Marcelina Creek Project in Wilson County, Texas as of January 1, 2016

Mr. Wurtele:

At your request we have estimated the Proved Reserves attributable to the interest of Torchlight Energy Reource, Inc. in the Marcelina Creek Project in Wilson County, Texas. A summary of the results of our evaluation are exhibited in the following table:

Estimated Net Reserves
And Future Cash Flows
As of January 1, 2016

Reserve Category	Net Reserves Oil, mbbl	Net Reserves Gas, MMcf	Net Revenue, $	Discounted Revenue, $
Proved				
Producing	12.31	0	190,506	166,923
Non-Producing	40.17	0	860,268	763,372
Total Proved	**52.47**	**0**	**1,050,775**	**930,295**

The discounted cash flows summarized in the above table are calculated using a discount rate of 10 percent per annum. Liquid Hydrocarbons are expressed in standard 42 gallon barrels and Gas volumes are expressed as standard cubic feet at standard pressure and temperature for the area where the reserves are located. All economic calculations are prepared using PHDWin software which was developed by TRC Consultants and is widely accepted in the industry as a reliable tool for this application.

Reserves are classified according to the Petroleum Reserve Definitions accepted by the Society of Petroleum Engineers (SPE), World Petroleum Council (WPC), American Association of Petroleum Geologist (AAPG) and the Society of Petroleum Evaluation Engineers (SPEE).

Future net cash flow as presented in this report are defined as the future cash inflows attributable to the evaluated interest less expenses for operating, taxes, transportation and future capital expenditures. This evaluation does not include any state or federal income tax. The future cost of abandonment has not been incorporated into this evaluation, nor has any expenditures for environmental remediation been considered.

Prices and Expenses

This evaluation was prepared on SEC parameters of the 12 month arithmetic average of the price on the first day of the preceeding 12 months. This average for WTI was $48.78 (WTI Posting, Plains). The price was adjusted to reflect the actual net back price received in the field by a differential of -$7.19/bbl held constant over the life of the reserves.

Lease operating expenses were based on a lease operating statement provided by the operator for the 12 month period ending December 31, 2015. The expenses were held constant for the life of the reserves.

Methodology

Reserve estimates for producing wells were estimated using decline curve analysis where production trends have been established. When trends were not established, reserves were estimated based on volumetric calculations supported by analogies to similar completions in the fields. The reserves reported herein are approximations based on engineering calculation, but should not be construed as exact quantities.

In conducting this evaluation, we relied upon information provided by the client and by third party data providing services. No independent well test, inspections, title reviews or financial audits were conducted as part of this evaluation. Information such as ownership, lease operating expenses, product prices, accounting and production imbalances were accepted as reported by the client.

Qualification

CREST Engineering Services, Inc. (CREST) is an independent petroleum engineering company specializing in the evaluation and appraisal of oil and gas reserves. CREST has been employed by the client as an independent provider of these services specifically to provide this appraisal on behalf of the client. CREST, nor any of its individual engineers or consultants, does not own an interest in either the client company, or any of the properties subject to this evaluation and does not anticipate any future ownership.

W. Waterson Calhoun, P.E. is a petroleum engineer registered with the Texas State Board of Professional Engineers with over 20 years of industry experience providing evaluation services. Mr. Calhoun is a member of the Society of Petroleum Engineers and the Society of Petroleum Evaluation Engineers. Mr. Calhoun founded CREST Engineering Services

Inc. in 1995 providing evaluation services on behalf of individuals, client companies and lending institutions.

This report was specifically prepared for the sole use and benefit of the client. Engineering data used to support this evaluation is available for review in our offices with the approval of the client.

Sincerely,

W. Waterson Calhoun, P.E.
CREST Engineering Services, Inc.

DEFINITIONS OF PROVED RESERVES
SEC Reg § 210.4-10 (a) (2-4)

(2) Proved Oil and Gas Reserves

Proved oil and gas reserves are the estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e., prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based upon future conditions.

(i) Reservoirs are considered proved if economic producibility is supported by either actual production or conclusive formation test. The area of a reservoir considered proved includes:

(A) that portion delineated by drilling and defined by gas-oil and/or oil-water contacts, if any; and

(B) the immediately adjoining portions not yet drilled, but which can be reasonably judged as economically productive on the basis of available geological and engineering data. In the absence of information on fluid contacts, the lowest known structural occurrence of hydrocarbons controls the lower proved limit of the reservoir.

(ii) Reserves which can be produced economically through application of improved recovery techniques (such as fluid injection) are included in the proved classification when successful testing by a pilot project, or the operation of an installed program in the reservoir, provides support for the engineering analysis on which the project or program was based.

(iii) Estimates of proved reserves do not include the following:

(A) oil that may become available from known reservoirs but is classified separately as indicated additional reserves.;

(B) crude oil, natural gas, and natural gas liquids, the recovery of which is subject to reasonable doubt because of uncertainty as to geology, reservoir characteristics, or economic factors;

(C) crude oil, natural gas, and natural gas liquids, that may occur in undrilled prospects; and

(D) crude oil, natural gas, and natural gas liquids, that may be recovered from oil shales, coal, gilsonite and other such sources.

(3) Proved Developed Oil and Gas Reserves

Proved developed oil and gas reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery should be included as proved developed reserves only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.

(4) Proved Undeveloped Reserves

Proved undeveloped oil and gas reserves are reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage shall be limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved reserves for other undrilled units can be claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation. Under no circumstances should estimates, for proved undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir.

CREST

Oneline Summary

321 W. Houston St.
Tyler, Texas 75702

(903) 253-0452
fax (903) 642-0055

Economic One-Liners

Project Name : Torchlight Energy, Inc.

As of Date: 1/1/2016

Ownership Group : All Cases

Lease Name *Risked* / UnRisked	*Reserve Category*	Net Reserves Oil (Mbbl)	Net Reserves Gas (MMcf)	Net Revenue Oil ($)	Net Revenue Gas ($)	Net Revenue Other ($)	Expense & Tax ($)	Invest. ($)	Cash Flow Non-Disc. ($)	Cash Flow Disc. CF ($)	Life (years)
Grand Total	**Total**	**52.47**	**0.00**	**2,182,271.76**	**0.00**	**0.00**	**1,072,921.27**	**58,575.00**	**1,050,775.48**	**930,295.89**	**5.91**
Proved Producing Rsv Class & Category	**Total**	**12.31**	**0.00**	**511,806.47**	**0.00**	**0.00**	**321,299.95**	**0.00**	**190,506.52**	**166,923.15**	**5.19**
Proved Producing Rsv Class & Category AUSTIN CHALK Reservoir	**Total**	**12.31**	**0.00**	**511,806.47**	**0.00**	**0.00**	**321,299.95**	**0.00**	**190,506.52**	**166,923.15**	**5.19**
JOHNSON 1BH	*P-DP*	12.31	0.00	511,806.47	0.00	0.00	321,299.95	0.00	190,506.52	166,923.15	5.19
Proved Non-Producing Rsv Class & Category	**Total**	**40.17**	**0.00**	**1,670,465.28**	**0.00**	**0.00**	**751,621.32**	**58,575.00**	**860,268.96**	**763,372.74**	**5.91**
Proved Non-Producing Rsv Class & Category BUDA Reservoir	**Total**	**40.17**	**0.00**	**1,670,465.28**	**0.00**	**0.00**	**751,621.32**	**58,575.00**	**860,268.96**	**763,372.74**	**5.91**
JOHNSON 2H	*P-NP*	14.82	0.00	616,253.12	0.00	0.00	311,825.79	13,575.00	290,852.33	268,290.17	2.66
JOHNSON 4H	*P-NP*	25.35	0.00	1,054,212.17	0.00	0.00	439,795.53	45,000.00	569,416.63	495,082.57	5.91

Reserve Detail

321 W. Houston St.
Tyler, Texas 75702
(903) 253-0452
fax (903) 642-0055

Date : 03/14/2016 1:21:04PM
Partner : All Cases

Total

ECONOMIC SUMMARY PROJECTION

Torchlight Energy, Inc.
All Cases
Discount Rate : 10.00
As of : 01/01/2016

Est. Cum Oil (Mbbl) : 155.66
Est. Cum Gas (MMcf) : 33.48
Est. Cum Water (Mbbl) : 0.00

Year		Oil Gross (Mbbl)	Gas Gross (MMcf)	Oil Net (Mbbl)	Gas Net (MMcf)	Oil Price ($/bbl)	Gas Price ($/Mcf)	Oil & Gas Rev. Net ($)	Misc. Rev. Net ($)	Costs Net ($)	Taxes Net ($)	Invest. Net ($)	NonDisc. CF Annual ($)	Cum Disc. CF ($)
2016		40.49	0.00	20.11	0.00	41.59	0.00	836,510.42	0.00	187,137.41	59,392.24	58,575.00	531,405.76	502,725.70
2017		28.14	0.00	13.85	0.00	41.59	0.00	575,861.48	0.00	229,920.00	40,886.17	0.00	305,055.32	769,020.73
2018		17.24	0.00	8.20	0.00	41.59	0.00	341,050.78	0.00	192,004.20	24,214.61	0.00	124,831.97	868,068.34
2019		10.30	0.00	4.63	0.00	41.59	0.00	192,560.37	0.00	120,048.00	13,671.79	0.00	58,840.59	910,444.57
2020		8.46	0.00	3.77	0.00	41.59	0.00	156,882.42	0.00	120,048.00	11,138.65	0.00	25,695.77	927,313.11
2021		3.77	0.00	1.91	0.00	41.59	0.00	79,406.28	0.00	68,822.36	5,637.85	0.00	4,946.07	930,295.89
Rem.		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total	**5.9**	**108.41**	**0.00**	**52.47**	**0.00**	**41.59**	**0.00**	**2,182,271.76**	**0.00**	**917,979.98**	**154,941.29**	**58,575.00**	**1,050,775.48**	**930,295.89**
Ult.		**264.07**	**33.48**											

Eco. Indicators

Return on Investment (disc) :	17.303
Return on Investment (undisc) :	18.939
Years to Payout :	0.29
Internal Rate of Return (%) :	>1000

Present Worth Profile ($)

PW	**5.00% :**	**986,173.40**	**PW**	**20.00% :**	**838,487.17**
PW	**8.00% :**	**951,715.84**	**PW**	**30.00% :**	**766,166.90**
PW	**10.00% :**	**930,295.89**	**PW**	**40.00% :**	**707,666.32**
PW	**12.00% :**	**910,003.02**	**PW**	**50.00% :**	**659,311.20**
PW	**15.00% :**	**881,489.29**	**PW**	**60.00% :**	**618,621.71**

Date : 03/14/2016 1:21:04PM
Partner : All Cases

ECONOMIC SUMMARY PROJECTION

Proved Producing Rsv Class & Category

Torchlight Energy, Inc.
All Cases
Discount Rate : 10.00
As of : 01/01/2016

Est. Cum Oil (Mbbl) : 45.76
Est. Cum Gas (MMcf) : 2.94
Est. Cum Water (Mbbl) : 0.00

Year	Oil Gross (Mbbl)	Gas Gross (MMcf)	Oil Net (Mbbl)	Gas Net (MMcf)	Oil Price ($/bbl)	Gas Price ($/Mcf)	Oil & Gas Rev. Net ($)	Misc. Rev. Net ($)	Costs Net ($)	Taxes Net ($)	Invest. Net ($)	NonDisc. CF Annual ($)	Cum Disc. CF ($)
2016	10.16	0.00	3.62	0.00	41.59	0.00	150,547.82	0.00	54,996.00	10,688.90	0.00	84,862.93	81,233.52
2017	7.77	0.00	2.77	0.00	41.59	0.00	115,156.09	0.00	54,996.00	8,176.08	0.00	51,984.01	126,462.17
2018	6.25	0.00	2.23	0.00	41.59	0.00	92,587.38	0.00	54,996.00	6,573.70	0.00	31,017.68	151,006.10
2019	5.19	0.00	1.85	0.00	41.59	0.00	76,908.98	0.00	54,996.00	5,460.54	0.00	16,452.44	162,856.13
2020	4.43	0.00	1.58	0.00	41.59	0.00	65,609.31	0.00	54,996.00	4,658.26	0.00	5,955.05	166,778.58
2021	0.74	0.00	0.26	0.00	41.59	0.00	10,996.88	0.00	9,981.69	780.78	0.00	234.41	166,923.15
Rem.	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total 5.2	**34.54**	**0.00**	**12.31**	**0.00**	**41.59**	**0.00**	**511,806.47**	**0.00**	**284,961.69**	**36,338.26**	**0.00**	**190,506.52**	**166,923.15**
Ult.	**80.31**	**2.94**											

Eco. Indicators

Return on Investment (disc) :	0.000
Return on Investment (undisc) :	0.000
Years to Payout :	0.00
Internal Rate of Return (%) :	0.00

Present Worth Profile ($)

PW	5.00% :	177,792.66	PW	20.00% :	149,358.79
PW	8.00% :	171,074.96	PW	30.00% :	135,819.22
PW	10.00% :	166,923.15	PW	40.00% :	125,085.21
PW	12.00% :	163,007.75	PW	50.00% :	116,375.63
PW	15.00% :	157,537.02	PW	60.00% :	109,169.97

ECONOMIC SUMMARY PROJECTION

Torchlight Energy, Inc.
All Cases
Discount Rate : 10.00
As of : 01/01/2016

Proved Producing Rsv Class & Category
AUSTIN CHALK Reservoir

Est. Cum Oil (Mbbl) : 45.76
Est. Cum Gas (MMcf) : 2.94
Est. Cum Water (Mbbl) : 0.00

Year		Oil Gross (Mbbl)	Gas Gross (MMcf)	Oil Net (Mbbl)	Gas Net (MMcf)	Oil Price ($/bbl)	Gas Price ($/Mcf)	Oil & Gas Rev. Net ($)	Misc. Rev. Net ($)	Costs Net ($)	Taxes Net ($)	Invest. Net ($)	NonDisc. CF Annual ($)	Cum Disc. CF ($)
2016		10.16	0.00	3.62	0.00	41.59	0.00	150,547.82	0.00	54,996.00	10,688.90	0.00	84,862.93	81,233.52
2017		7.77	0.00	2.77	0.00	41.59	0.00	115,156.09	0.00	54,996.00	8,176.08	0.00	51,984.01	126,462.17
2018		6.25	0.00	2.23	0.00	41.59	0.00	92,587.38	0.00	54,996.00	6,573.70	0.00	31,017.68	151,006.10
2019		5.19	0.00	1.85	0.00	41.59	0.00	76,908.98	0.00	54,996.00	5,460.54	0.00	16,452.44	162,856.13
2020		4.43	0.00	1.58	0.00	41.59	0.00	65,609.31	0.00	54,996.00	4,658.26	0.00	5,955.05	166,778.58
2021		0.74	0.00	0.26	0.00	41.59	0.00	10,996.88	0.00	9,981.69	780.78	0.00	234.41	166,923.15
Rem.		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total	**5.2**	**34.54**	**0.00**	**12.31**	**0.00**	**41.59**	**0.00**	**511,806.47**	**0.00**	**284,961.69**	**36,338.26**	**0.00**	**190,506.52**	**166,923.15**
Ult.		**80.31**	**2.94**											

Eco. Indicators

Return on Investment (disc) :	0.000
Return on Investment (undisc) :	0.000
Years to Payout :	0.00
Internal Rate of Return (%) :	0.00

Present Worth Profile ($)

PW 5.00% :	**177,792.66**	**PW 20.00% :**	**149,358.79**
PW 8.00% :	**171,074.96**	**PW 30.00% :**	**135,819.22**
PW 10.00% :	**166,923.15**	**PW 40.00% :**	**125,085.21**
PW 12.00% :	**163,007.75**	**PW 50.00% :**	**116,375.63**
PW 15.00% :	**157,537.02**	**PW 60.00% :**	**109,169.97**

Date: 03/14/2016 1:21:04PM
Partner : All Cases
Retrieval Code : 4088422
Reserve Cat. : Proved Producing
Location : 18 MENCHACHA HRS L
Archive Set : default

ECONOMIC PROJECTION

Torchlight Energy, Inc.
All Cases
Discount Rate : 10.00
As of : 01/01/2016

Case : JOHNSON 1BH
Type : LEASE CASE
Field : MARCELINA CREEK AUSTIN CHALK
Operator : BAYSHORE OPERATING CORP., L.L.
Reservoir : AUSTIN CHALK
Co., State : Wilson, TX
API No. : 4249330892

Est. Cum Oil (Mbbl) : 45.76
Est. Cum Gas (MMcf) : 2.94
Est. Cum Water (Mbbl) : 0.00

Year		Oil Gross (Mbbl)	Gas Gross (MMcf)	Oil Net (Mbbl)	Gas Net (MMcf)	Oil Price ($/bbl)	Gas Price ($/Mcf)	Oil & Gas Rev. Net ($)	Misc. Rev. Net ($)	Costs Net ($)	Taxes Net ($)	Invest. Net ($)	NonDisc. CF Annual ($)	Cum Disc. CF ($)
2016		10.16	0.00	3.62	0.00	41.59	0.00	150,547.82	0.00	54,996.00	10,688.90	0.00	84,862.93	81,233.52
2017		7.77	0.00	2.77	0.00	41.59	0.00	115,156.09	0.00	54,996.00	8,176.08	0.00	51,984.01	126,462.17
2018		6.25	0.00	2.23	0.00	41.59	0.00	92,587.38	0.00	54,996.00	6,573.70	0.00	31,017.68	151,006.10
2019		5.19	0.00	1.85	0.00	41.59	0.00	76,908.98	0.00	54,996.00	5,460.54	0.00	16,452.44	162,856.13
2020		4.43	0.00	1.58	0.00	41.59	0.00	65,609.31	0.00	54,996.00	4,658.26	0.00	5,955.05	166,778.58
2021		0.74	0.00	0.26	0.00	41.59	0.00	10,996.88	0.00	9,981.69	780.78	0.00	234.41	166,923.15
Rem.		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total	**5.2**	**34.54**	**0.00**	**12.31**	**0.00**	**41.59**	**0.00**	**511,806.47**	**0.00**	**284,961.69**	**36,338.26**	**0.00**	**190,506.52**	**166,923.15**
Ult.		**80.31**	**2.94**											

Major Phase :	Oil	
Initial Rate :	980.28 bbl/month	
Abandonment :	332.85 bbl/month	
Initial Decline :	28.209 %/year	b = 0.80
Initial Ratio :	0.000 Mcf/bbl	
Abandon Ratio :	0.000 Mcf/bbl	
Abandon Day :	03/08/2021	

Eco. Indicators

Return on Investment (disc) :	0.000
Return on Investment (undisc) :	0.000
Years to Payout :	0.00
Internal Rate of Return (%) :	0.00

	Initial	1st Rev.	2nd Rev.
Working Interest :	0.50000000	0.00000000	0.00000000
Revenue Interest :	0.35625000	0.00000000	0.00000000
Rev. Date :			

Present Worth Profile ($)

PW 5.00% :	**177,792.66**	**PW 20.00% :**	**149,358.79**
PW 8.00% :	**171,074.96**	**PW 30.00% :**	**135,819.22**
PW 10.00% :	**166,923.15**	**PW 40.00% :**	**125,085.21**
PW 12.00% :	**163,007.75**	**PW 50.00% :**	**116,375.63**
PW 15.00% :	**157,537.02**	**PW 60.00% :**	**109,169.97**

JOHNSON 1BH
BAYSHORE OPERATING CORP., L.L.

MARCELINA CREEK AUSTIN CHALK
Wilson,TX


Gas (Mcf/mon)
Oil (bbl/mon)
100
10
1
1000
100
10
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30

Oil Rem: 34.54 Mbbl
Oil EUR: 80.31 Mbbl

Gas Rem: 0.00 MMcf
Gas EUR: 2.94 MMcf

ECONOMIC SUMMARY PROJECTION

Proved Non-Producing Rsv Class & Category

Torchlight Energy, Inc.
All Cases
Discount Rate : 10.00
As of : 01/01/2016

Est. Cum Oil (Mbbl) : 109.89
Est. Cum Gas (MMcf) : 30.54
Est. Cum Water (Mbbl) : 0.00

Year	Oil Gross (Mbbl)	Gas Gross (MMcf)	Oil Net (Mbbl)	Gas Net (MMcf)	Oil Price ($/bbl)	Gas Price ($/Mcf)	Oil & Gas Rev. Net ($)	Misc. Rev. Net ($)	Costs Net ($)	Taxes Net ($)	Invest. Net ($)	NonDisc. CF Annual ($)	Cum Disc. CF ($)
2016	30.33	0.00	16.49	0.00	41.59	0.00	685,962.59	0.00	132,141.41	48,703.34	58,575.00	446,542.83	421,492.18
2017	20.37	0.00	11.08	0.00	41.59	0.00	460,705.39	0.00	174,924.00	32,710.08	0.00	253,071.31	642,558.56
2018	10.99	0.00	5.97	0.00	41.59	0.00	248,463.39	0.00	137,008.20	17,640.90	0.00	93,814.29	717,062.24
2019	5.11	0.00	2.78	0.00	41.59	0.00	115,651.39	0.00	65,052.00	8,211.25	0.00	42,388.14	747,588.44
2020	4.04	0.00	2.19	0.00	41.59	0.00	91,273.11	0.00	65,052.00	6,480.39	0.00	19,740.72	760,534.54
2021	3.03	0.00	1.64	0.00	41.59	0.00	68,409.40	0.00	58,840.67	4,857.07	0.00	4,711.66	763,372.74
Rem.	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total 5.9	**73.87**	**0.00**	**40.17**	**0.00**	**41.59**	**0.00**	**1,670,465.28**	**0.00**	**633,018.28**	**118,603.04**	**58,575.00**	**860,268.96**	**763,372.74**
Ult.	**183.76**	**30.54**											

Eco. Indicators

Return on Investment (disc) :	14.378
Return on Investment (undisc) :	15.687
Years to Payout :	0.28
Internal Rate of Return (%) :	>1000

Present Worth Profile ($)

PW 5.00% :	**808,380.74**	**PW 20.00% :**	**689,128.38**
PW 8.00% :	**780,640.88**	**PW 30.00% :**	**630,347.68**
PW 10.00% :	**763,372.74**	**PW 40.00% :**	**582,581.10**
PW 12.00% :	**746,995.28**	**PW 50.00% :**	**542,935.57**
PW 15.00% :	**723,952.27**	**PW 60.00% :**	**509,451.73**

ECONOMIC SUMMARY PROJECTION

Torchlight Energy, Inc.
All Cases
Discount Rate : 10.00
As of : 01/01/2016

Proved Non-Producing Rsv Class & Category
BUDA Reservoir

Est. Cum Oil (Mbbl) : 109.89
Est. Cum Gas (MMcf) : 30.54
Est. Cum Water (Mbbl) : 0.00

Year	Oil Gross (Mbbl)	Gas Gross (MMcf)	Oil Net (Mbbl)	Gas Net (MMcf)	Oil Price ($/bbl)	Gas Price ($/Mcf)	Oil & Gas Rev. Net ($)	Misc. Rev. Net ($)	Costs Net ($)	Taxes Net ($)	Invest. Net ($)	NonDisc. CF Annual ($)	Cum Disc. CF ($)
2016	30.33	0.00	16.49	0.00	41.59	0.00	685,962.59	0.00	132,141.41	48,703.34	58,575.00	446,542.83	421,492.18
2017	20.37	0.00	11.08	0.00	41.59	0.00	460,705.39	0.00	174,924.00	32,710.08	0.00	253,071.31	642,558.56
2018	10.99	0.00	5.97	0.00	41.59	0.00	248,463.39	0.00	137,008.20	17,640.90	0.00	93,814.29	717,062.24
2019	5.11	0.00	2.78	0.00	41.59	0.00	115,651.39	0.00	65,052.00	8,211.25	0.00	42,388.14	747,588.44
2020	4.04	0.00	2.19	0.00	41.59	0.00	91,273.11	0.00	65,052.00	6,480.39	0.00	19,740.72	760,534.54
2021	3.03	0.00	1.64	0.00	41.59	0.00	68,409.40	0.00	58,840.67	4,857.07	0.00	4,711.66	763,372.74
Rem.	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total 5.9	73.87	0.00	40.17	0.00	41.59	0.00	1,670,465.28	0.00	633,018.28	118,603.04	58,575.00	860,268.96	763,372.74
Ult.	183.76	30.54											

Eco. Indicators

Return on Investment (disc) :	14.378
Return on Investment (undisc) :	15.687
Years to Payout :	0.28
Internal Rate of Return (%) :	>1000

Present Worth Profile ($)

PW 5.00% :	808,380.74	PW 20.00% :	689,128.38
PW 8.00% :	780,640.88	PW 30.00% :	630,347.68
PW 10.00% :	763,372.74	PW 40.00% :	582,581.10
PW 12.00% :	746,995.28	PW 50.00% :	542,935.57
PW 15.00% :	723,952.27	PW 60.00% :	509,451.73

Date: 03/14/2016	1:21:04PM		Case : JOHNSON 2H
Partner :	All Cases		**Type :** LEASE CASE
Retrieval Code :	4087837		**Field :** MARCELINA CREEK
Reserve Cat. :	Proved Non-Producing		**Operator :** BAYSHORE OPERATING CORP., L.L.
Location :	18 MENCHACHA HRS L		**Reservoir :** BUDA
Archive Set :	default		**Co., State :** Wilson, TX
			API No. : 4249332726

ECONOMIC PROJECTION

Torchlight Energy, Inc.
All Cases
Discount Rate : 10.00
As of : 01/01/2016

Est. Cum Oil (Mbbl) : **18.36**
Est. Cum Gas (MMcf) : **0.00**
Est. Cum Water (Mbbl) : **0.00**

Year		Oil Gross (Mbbl)	Gas Gross (MMcf)	Oil Net (Mbbl)	Gas Net (MMcf)	Oil Price ($/bbl)	Gas Price ($/Mcf)	Oil & Gas Rev. Net ($)	Misc. Rev. Net ($)	Costs Net ($)	Taxes Net ($)	Invest. Net ($)	NonDisc. CF Annual ($)	Cum Disc. CF ($)
2016		14.16	0.00	7.70	0.00	41.59	0.00	320,132.69	0.00	86,243.61	22,729.42	13,575.00	197,584.65	187,360.60
2017		9.12	0.00	4.96	0.00	41.59	0.00	206,355.19	0.00	109,872.00	14,651.22	0.00	81,831.98	259,039.58
2018		3.97	0.00	2.16	0.00	41.59	0.00	89,765.23	0.00	71,956.20	6,373.33	0.00	11,435.70	268,290.17
Rem.		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total	**2.7**	**27.25**	**0.00**	**14.82**	**0.00**	**41.59**	**0.00**	**616,253.12**	**0.00**	**268,071.81**	**43,753.97**	**13,575.00**	**290,852.33**	**268,290.17**
Ult.		**45.61**	**0.00**											

Major Phase :	Oil	
Initial Rate :	2,250.00 bbl/month	
Abandonment :	435.87 bbl/month	
Initial Decline :	75.000 %/year	b = 0.80
Initial Ratio :	0.000 Mcf/bbl	
Abandon Ratio :	0.000 Mcf/bbl	
Abandon Day :	08/30/2018	

Eco. Indicators

Return on Investment (disc) :	21.170
Return on Investment (undisc) :	22.426
Years to Payout :	0.24
Internal Rate of Return (%) :	>1000

	Initial	1st Rev.	2nd Rev.
Working Interest :	0.75000000	0.00000000	0.00000000
Revenue Interest :	0.54375000	0.00000000	0.00000000
Rev. Date :			

Present Worth Profile ($)

PW 5.00% :	**278,992.68**	**PW 20.00% :**	**249,726.86**
PW 8.00% :	**272,443.62**	**PW 30.00% :**	**234,165.29**
PW 10.00% :	**268,290.17**	**PW 40.00% :**	**220,915.17**
PW 12.00% :	**264,295.13**	**PW 50.00% :**	**209,483.60**
PW 15.00% :	**258,579.88**	**PW 60.00% :**	**199,509.23**

JOHNSON 2H
BAYSHORE OPERATING CORP., L.L.

MARCELINA CREEK
Wilson,TX


Gas (Mcf/mon)
Oil (bbl/mon)
Plan to install a submersible March 2016.
1000
100
10
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30

Oil Rem: 27.25 Mbbl
Oil EUR: 45.61 Mbbl

Gas Rem: 0.00 MMcf
Gas EUR: 0.00 MMcf

Date: 03/14/2016 1:21:04PM
Partner : All Cases
Retrieval Code : 321838
Reserve Cat. : Proved Non-Producing
Location : 18 MENCHACHA HRS L
Archive Set : default

ECONOMIC PROJECTION

Torchlight Energy, Inc.
All Cases
Discount Rate : 10.00
As of : 01/01/2016

Case : JOHNSON 4H
Type : LEASE CASE
Field : MARCELINA CREEK (BUDA)
Operator : BAYSHORE OPERATING CORP., L.L.
Reservoir : BUDA
Co., State : Wilson, TX
API No. : 4249332726

Est. Cum Oil (Mbbl) : 91.54
Est. Cum Gas (MMcf) : 30.54
Est. Cum Water (Mbbl) : 0.00

Year	Oil Gross (Mbbl)	Gas Gross (MMcf)	Oil Net (Mbbl)	Gas Net (MMcf)	Oil Price ($/bbl)	Gas Price ($/Mcf)	Oil & Gas Rev. Net ($)	Misc. Rev. Net ($)	Costs Net ($)	Taxes Net ($)	Invest. Net ($)	NonDisc. CF Annual ($)	Cum Disc. CF ($)
2016	16.18	0.00	8.80	0.00	41.59	0.00	365,829.90	0.00	45,897.80	25,973.92	45,000.00	248,958.18	234,131.58
2017	11.25	0.00	6.12	0.00	41.59	0.00	254,350.20	0.00	65,052.00	18,058.86	0.00	171,239.33	383,518.99
2018	7.02	0.00	3.82	0.00	41.59	0.00	158,698.16	0.00	65,052.00	11,267.57	0.00	82,378.59	448,772.07
2019	5.11	0.00	2.78	0.00	41.59	0.00	115,651.39	0.00	65,052.00	8,211.25	0.00	42,388.14	479,298.28
2020	4.04	0.00	2.19	0.00	41.59	0.00	91,273.11	0.00	65,052.00	6,480.39	0.00	19,740.72	492,244.37
2021	3.03	0.00	1.64	0.00	41.59	0.00	68,409.40	0.00	58,840.67	4,857.07	0.00	4,711.66	495,082.57
Rem.	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total 5.9	**46.62**	**0.00**	**25.35**	**0.00**	**41.59**	**0.00**	**1,054,212.17**	**0.00**	**364,946.47**	**74,849.06**	**45,000.00**	**569,416.63**	**495,082.57**
Ult.	**138.16**	**30.54**											

Major Phase :	Oil		
Initial Rate :	3,000.00	bbl/month	
Abandonment :	257.96	bbl/month	
Initial Decline :	85.000	%/year	b = 1.00
Initial Ratio :	0.000	Mcf/bbl	
Abandon Ratio :	0.000	Mcf/bbl	
Abandon Day :	11/26/2021		

Eco. Indicators

Return on Investment (disc) :	12.313
Return on Investment (undisc) :	13.654
Years to Payout :	0.36
Internal Rate of Return (%) :	>1000

	Initial	1st Rev.	2nd Rev.
Working Interest :	0.75000000	0.00000000	0.00000000
Revenue Interest :	0.54375000	0.00000000	0.00000000
Rev. Date :			

Present Worth Profile ($)

PW 5.00% :	**529,388.06**	**PW 20.00% :**	**439,401.52**
PW 8.00% :	**508,197.26**	**PW 30.00% :**	**396,182.38**
PW 10.00% :	**495,082.57**	**PW 40.00% :**	**361,665.93**
PW 12.00% :	**482,700.14**	**PW 50.00% :**	**333,451.97**
PW 15.00% :	**465,372.40**	**PW 60.00% :**	**309,942.50**

JOHNSON 4H
BAYSHORE OPERATING CORP., L.L.

MARCELINA CREEK (BUDA)
Wilson,TX



Gas (Mcf/mon)
Oil (bbl/mon)
Johnson 1BH started reporting seperately in 1/2015.
Cleanout and acid stimulation completed in 2/2016.
100
10
1
1000
100
10
10
12
14
16
18
20
22
24
26
28
30

Oil Rem: 46.62 Mbbl
Oil EUR: 138.16 Mbbl

Gas Rem: 0.00 MMcf
Gas EUR: 30.54 MMcf